As field with the Securities and Exchange Commission on May 17, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0969592
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1787 Sentry Parkway West

Building 18, Suite 400

Blue Bell, Pennsylvania 19422

(267) 440-4200

(Address of Principal Executive Offices and Zip Code)

2007 OMNIBUS INCENTIVE PLAN

(Full Title of the Plan)

J. Joseph Kim, Ph.D., President and Chief Executive Officer

Inovio Pharmaceuticals, Inc.

1787 Sentry Parkway West

Building 18, Suite 400

Blue Bell, Pennsylvania 19422

(267) 440-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Steven G. Rowles, Esq.

J. Nathan Jensen, Esq.

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, California 92130

Telephone: (858) 720-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	2,000,000 (2)	$1.28	$2,560,000	$183

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the outstanding number of shares of Common Stock.
(2)	Represents 2,000,000 additional shares of Common Stock authorized to be issued under the registrant’s 2007 Omnibus Incentive Plan (the “2007 Plan”). Shares available for issuance under the 2007 Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on May 14, 2007 (Registration No. 333-142938).
(3)	This estimate is made pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The fee is calculated on the basis of the average of the high and low sale prices for the registrant’s Common Stock as reported on the NYSE Amex on May 11, 2010.

INTRODUCTORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8 this registration statement hereby incorporates by reference the contents of the registration statements on Form S-8 filed by the Registrant on May 14, 2007, May 9, 2008 and August 26, 2009 with respect to the Registrant’s 2007 Omnibus Incentive Plan (Registration Nos. 333-142938, 333-150769 and 333-161559, respectively).

Item 8.	Exhibits.

No.	Description

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, State of Pennsylvania, on May 17, 2010.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ J. JOSEPH KIM
J. Joseph Kim, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, J. Joseph Kim and Peter Kies as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 17, 2010.

Signature	Title

/s/ AVTAR DHILLON	Executive Chairman
Avtar Dhillon

/s/ J. JOSEPH KIM	President, Chief Executive Officer and Director (Principal Executive Officer)
J. Joseph Kim

/s/ PETER KIES	Chief Financial Officer (Principal Financial and Accounting Officer)
Peter Kies

/s/ SIMON BENITO	Director
Simon Benito

/s/ MORTON COLLINS	Director
Morton Collins

/s/ DAVID WILLIAMS David Williams	Director

/s/ KEITH WELLS Keith Wells	Director

EXHIBIT INDEX

No.	Description

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)